UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 12, 2026

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 12, 2026, CMFT RE Lending RF Sub WF, LLC (“CMFT Seller”), an indirect wholly-owned subsidiary of CIM Real Estate Finance Trust, Inc. (the “Company”), and Wells Fargo Bank, National Association (“Wells Fargo”) entered into that certain Fifth Amendment to Master Repurchase and Securities Contract (the “Fifth Amendment”), which amended that certain Master Repurchase and Securities Contract by and between CMFT Seller and Wells Fargo dated May 20, 2021 (the “CMFT Repurchase Agreement”), which was entered into for the purpose of providing financing for certain commercial real estate loans and interests therein originated or acquired by CMFT Seller (the “CMFT Repurchase Facility”), as described in the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 26, 2021, and as amended on October 28, 2021, March 4, 2022, August 31, 2022 and August 15, 2025 as discussed in a Current Report on Form 8-K filed with the SEC on November 3, 2021, March 10, 2022, September 7, 2022, and August 21, 2025, respectively. The fee letter that was entered into in connection with the CMFT Repurchase Agreement was amended and restated to reduce the maximum facility amount of the CMFT Repurchase Facility from approximately $512.0 million to approximately $277.5 million, and the Fifth Amendment makes corresponding changes to the CMFT Repurchase Agreement. Other than the modified terms described above, the material terms of the CMFT Repurchase Agreement and the CMFT Repurchase Facility, as previously amended, remain unchanged.
In addition, on March 13, 2026, CLR RE Lending Sub WF, LLC (the “CLR Seller”), a subsidiary of CIM Commercial Lending REIT (“CLR”) and the Company, amended and restated the fee letter that was entered into in connection with that certain Master Repurchase and Securities Contract by and between CLR Seller and Wells Fargo dated August 15, 2025 (the “CLR Repurchase Agreement”), which was entered into for the purposes of providing financing for certain commercial real estate mortgage loans and interests therein originated or acquired by CLR Seller (the “CLR Repurchase Facility”), as described in the Company’s Current Report on Form 8-K filed with the SEC) on August 21, 2025. The fee letter was amended and restated to, among other things, increase the maximum facility amount of the CLR Repurchase Facility from $250.0 million to $500.0 million. Other than the modified terms described above, the material terms of the CLR Repurchase Agreement remain unchanged.
In connection with the CLR Repurchase Agreement, the Company, as the initial guarantor and CLR (the “Replacement Guarantor”) entered into a guaranty with the Buyer (the “Guaranty”) on a joint and several basis until the satisfaction of certain terms and conditions as set forth in the Guaranty, at which point the Replacement Guarantor will become the sole guarantor under the Guaranty. All obligations under the Guaranty were reaffirmed by the Guarantors on March 13, 2026 (the “Reaffirmation Agreement”).
The foregoing summary of the Fifth Amendment and the Reaffirmation Agreement does not purport to be a complete description and is qualified in its entirety by the full text of the Fifth Amendment and the Reaffirmation Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Fifth Amendment to Master Repurchase and Securities Contract, dated March 12, 2026, by and between CMFT RE Lending RF Sub WF, LLC and Wells Fargo Bank, N.A.
10.2	Reaffirmation Agreement, dated as of March 13, 2026, by CIM Real Estate Finance Trust, Inc. and CIM Commercial Lending REIT for the benefit of Wells Fargo Bank, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2026	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer, Principal Accounting Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)